Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-207705 on Form S-3 and Registration Statement Nos. 333-196007, 333-201048, 333-202830, 333-204770, and 333-204771 on Form S-8 of our report dated March 7, 2016, relating to the financial statements of SCYNEXIS, Inc., appearing in this Annual Report on Form 10-K of SCYNEXIS, Inc., for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 7, 2016